Exhibit 10.14

                                FIRST AMENDMENT
                                       TO
                               SUBLEASE AGREEMENT

      THIS FIRST AMENDMENT TO SUBLEASE AGREEMENT (the "First Amendment") is made and entered into effective as of the 15th day of July, 1999, by and between DUBUQUE RACING ASSOCIATION, LTD., an Iowa non-profit corporation (the "Lessor") and GREATER DUBUQUE RIVERBOAT ENTERTAINMENT COMPANY, L.C., an Iowa limited liability company (the "Lessee").

      WHEREAS, pursuant to that certain Sublease Agreement, dated October 18, 1993 (the "Sublease Agreement"), the Lessor subleased to Lessee certain parking and dock facilities located in the Ice Harbor area in Dubuque, Iowa; and

      WHEREAS, the Lessor and Lessee desire to amend certain provisions of the Sublease Agreement.

      NOW, THEREFORE, the Lessor and Lessee mutually agree as follows:

      1. Paragraph 1 of the Sublease Agreement is hereby amended by deleting Paragraph 1 in its entirety and substituting in lieu thereof the following:

            "1. Term. The term of this Sublease shall commence on the 18th day of October, 1993 and shall terminate at 11:59 p.m. on December 31, 2008.

            Notwithstanding the foregoing, a default by Lessor or Lessee under that certain Operating Agreement between the parties dated February 22, 1993, as amended (the "Operating Agreement"), shall be deemed a default under this Sublease. The defaulting party shall have thirty (30) days after receipt of written notice from the nondefaulting party to cure the default. In the event such default under the Operating Agreement has not been cured within the thirty (30) day cure period, Lessor or Lessee, as applicable, shall have all rights available to such party pursuant to paragraph 10 of this Sublease as if such default was a default under this Sublease. This Sublease shall automatically terminate immediately upon the termination of the Operating Agreement. In addition, it is agreed that either party may elect to terminate this Sublease upon thirty (30) days' advance written notice to the other party in the event either Lessor's or Lessee's license to conduct riverboat gambling under the provisions of Chapter 99F of the Iowa Code is suspended, revoked, surrendered, or expires without renewal."

      2. Subparagraph 4(e) of the Sublease Agreement is hereby amended by deleting subparagraph 4(e) in its entirety and substituting in lieu thereof the following:

            "The Lessee agrees that, at all times during the Sublease term, the Lessee shall, at its own expense, maintain, preserve and keep the leased premises in good repair and in good working order and condition, including, but not limited to, snow removal, mowing, landscaping, sweeping of parking areas, lighting, cleaning, removal of litter, and repair and replacement of surfaces. Notwithstanding the foregoing, upon receipt by Lessee of a legal opinion from the legal counsel of Lessor that the current maintenance responsibilities of Lessee with respect to the leased premises may jeopardize Lessor's federal tax exempt status, Lessee's responsibility for the maintenance, preservation and upkeep of the leased premises shall immediately terminate and all such responsibilities shall be with the Lessor. In the event of a shift of responsibility of the maintenance of the leased premises, Lessor shall charge Lessee and Lessee shall pay to Lessor an annual maintenance fee to be determined by Lessor, provide, however, such maintenance fee shall not exceed $30,000 per year."

3. Paragraph 5 of the Sublease Agreement is hereby amended by adding the following to the end of the first sentence:

            "provided, however, Lessee shall have the absolute right to assign and transfer this Sublease, and all of its rights and obligations thereunder, to a third party that has been licensed by the Iowa Racing and Gaming Commission to operate an excursion gambling boat at Dubuque, Iowa, if said third party agrees to operate and comply with the terms and conditions of this Sublease and the terms and conditions of the Operating Agreement between Lessor and Lessee."

      4. This First Amendment is subject to and conditioned upon the following:

      (a) The extension of that certain Lease Agreement dated February 28, 1990 between the City of Dubuque as Lessor and Dubuque Racing Association, Ltd. as Lessee through December 31, 2008; and

      (b) The extension of that certain Ice Harbor Parking Agreement dated July 2, 1990, by and among the City of Dubuque, Dubuque Racing Association, Ltd., Dubuque Casino Belle, Inc. and Robert River Rides, Inc. through December 31, 2008, and pursuant to Paragraph 19 of the Parking Agreement, Greater Dubuque Riverboat Entertainment Company, L.C., or its assignee, shall be accorded the benefits of such Parking Agreement originally give to Dubuque Casino Belle, Inc. under the Parking Agreement; and

      (c) The effective execution by all parties of the Tenth Amendment to the Operating Agreement between Dubuque Racing Association, Ltd. and Greater Dubuque Riverboat Entertainment Company, L.C.; and

      (d) The effective execution by all parties of the Seventh Amendment to that certain Lease Agreement dated February 28, 1990, between the City of Dubuque, as Lessor, and Dubuque Racing Association, Ltd., as Lessee, providing Dubuque Racing Association, Ltd., with lease rights in river and harbor frontage adjoining Lot A and Lot B and making certain other changes in said Lease.

      5. Except as expressly modified herein, the terms of the Sublease Agreement shall remain in full force and effect.

      6. This First Amendment and the Sublease Agreement shall be binding on and benefit the parties and their successors and assigns.

      IN WITNESS WHEREOF, the parties hereto have executed this First Amendment effect as of the date and year first above written.

LESSOR:                                    LESSEE:
Dubuque Racing Association, Ltd.           Greater Dubuque Riverboat
                                           Entertainment Company, L.C.

By: /s/ Bruce W. Wentworth                 By: /s/ Don Iverson
   ----------------------------               ----------------------------
   Bruce W. Wentworth                         Don Iverson
   General Manager                            Chairman, Management Committee

                                     CONSENT

      The City of Dubuque, Iowa, a municipal corporation, does hereby consent to the terms and provisions of the foregoing First Amendment to Sublease Agreement between Dubuque Racing Association, Ltd., as Lessor, and Greater Dubuque Riverboat Entertainment Company, L.C., as Lessee.

Dated this _______ day of July, 1999.

                                        CITY OF DUBUQUE, IOWA

                                        By: ______________________________
                                        Mayor


Attest:

__________________________
Clerk